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EXHIBIT 10.21


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made this 25 day of August, 1998, by and between THOMAS G. TAYLOR, JOHN D. GERVASONI AND GORDON E. TAYLOR, doing business as MODERN REALTY ASSOCIATES in the Town of Brookfield, Connecticut (hereinafter referred to as Lessor), and TRIDENT INTERNATIONAL, INC., a Delaware corporation having its office at 1114 Federal Road, Brookfield, Connecticut, (hereinafter referred to as Lessee).

                              W I T N E S S E T H:

         THAT the Lessor, in consideration of the rents, terms, covenants, conditions and agreements hereinafter reserved and contained on the part of the Lessee to be paid, kept and performed, has granted, demised, leased and let, and by these presents does grant, demise, lease and let, unto the Lessee, and the Lessee does hereby take and hire from the Lessor, the premises hereinafter described, subject to such rents, terms, covenants, conditions and agreements which the Lessee agrees hereby to pay, keep and perform.

1.       DESCRIPTION OF PREMISES.

         Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, twelve thousand (12,000) square feet in the front of the building on the premises hereinafter described, as more particularly shown on Exhibit A attached hereto and made a part hereof, and the use of the right of way and the parking rights hereinafter described (all hereinafter referred to as the "demised premises"):

         ALL THAT CERTAIN piece or parcel of land situated on the Westerly side of Route #7 in the Town of Brookfield, shown and designated as LOT #1120 on a certain map entitled, "Map Prepared for Oskar G. Rogg, 1106-1134 Federal Road, Town of Brookfield, County of Fairfield, State of Connecticut, February, 1977, Revised June 29, 1977, Certified Substantially Correct, Arthur H. Howland, R.L.S., New Milford, Conn.," which map is on file in the Office of the
Brookfield Town Clerk at Book 12, Page 32.
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         TOGETHER WITH the right to pass and repass, in common with others, over the 60-foot right of way leading from U. S. Route #7 in a generally Westerly direction, all as shown on said map, and as shown on a copy of the pertinent portion of said map, which is attached hereto as Exhibit B and made a part hereof.

         The demised premises are leased TOGETHER ALSO WITH twenty-six (26) parking spaces for the exclusive use of the Lessee, its agents and employees, which parking spaces are more specifically designated on Exhibit C attached hereto.

2.       LENGTH OF TERM/COMMENCEMENT DATE.

         The term of this Lease shall be for five (5) years, commencing on September 1, 1998, and ending on August 31, 2003 unless sooner terminated or extended, as hereinafter provided.

3.       MINIMUM RENTAL.

         During each year of the term of this Lease, Lessee covenants and agrees to pay Lessor a fixed annual rental, in lawful money of the United States, payable in monthly installments, in advance, on the first day of each month during the term of this Lease, at the office of the Lessor or at such other place as Lessor may designate, without any set-off or deduction whatsoever, as follows:

                  A. Commencing September 1, 1998 through August 31, 2001, the fixed minimum annual rental shall be FIFTY-FOUR THOUSAND AND 00/00 ($54,000.00) DOLLARS, payable in monthly installments of FOUR THOUSAND FIVE HUNDRED AND 00/00 ($4,500.00) DOLLARS.

                  B. Commencing September 1, 2001 through August 31, 2003, the fixed minimum annual rental shall be SIXTY THOUSAND AND 00/00 ($60,000.00) DOLLARS, payable in monthly installments of FIVE THOUSAND AND 00/00 ($5,000.00) DOLLARS.

         Simultaneous with the execution hereof, Lessor acknowledges receipt of the sum of FOUR THOUSAND FIVE HUNDRED DOLLARS ($4,500.00), as payment by Lessee of the first month's
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minimum rental due hereunder.

         All adjustments of rent, costs, charges and expenses which Lessee assumes, agrees or is obligated to pay to Lessor pursuant to this Lease shall be deemed "Additional Rent", which Lessee covenants to pay when due. In the event of nonpayment of such Additional Rent, Lessor shall have all the rights and remedies with respect thereto as is herein provided for nonpayment of rent.

4.       NET LEASE - TAXES/ADDITIONAL RENT.

         a. Lessee shall pay, as Additional Rent:

                  i. Sixty percent (60%) of all real estate taxes and assessments, and all such other charges, taxes, rents, levies and sums of every kind or nature whatsoever, extraordinary as well as ordinary, and whether or not now within the contemplation of the parties, as shall, during the term herein demised, be imposed by any governmental or public authority on, or become a lien in respect of, the demised premises, or upon any building or appurtenance thereto or any part thereof, or upon any sidewalk or street in front of or adjacent to the demised premises, or which may become due and payable with respect thereto, and any and all taxes, assessments and charges levied, assessed or imposed upon the demised premises, in lieu or in addition to the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directives, ordinances or regulations of the United States, or of the state, county or city government, or of any municipal bureau, department or lawful authority whatsoever.

                  ii. All taxes, assessments, levies and charges for gas, electricity, water and all other public utilities or similar service or services furnished to the demised premises during the term hereof. Lessor represents that the electricity is separately metered.

                  iii. All taxes and assessments which shall or may, during the term of this Lease, be
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         charged, levied, assessed or imposed upon, or become a lien upon, the personal property of the Lessee used in the operation of the demised premises or in connection with the Lessee's business conducted on said premises.

         b. Both at the commencement and at the expiration of the term of this Lease, all taxes, assessments, water, water meter rents or charges, duties, and impositions, charges for public utilities or similar services, and other payments and charges of every kind and nature provided to be paid by Lessee under this Paragraph 4 during the term of this Lease, whether accrued or prepaid, as the case may be, shall be apportioned between Lessor and Lessee in accordance with the usual practice and custom then in effect in the Town of Brookfield.

5.       LESSEE'S INSTALLATIONS.

         Lessee, at its own cost and expense, shall obtain all permits and approvals for renovations to the demised premises and shall perform all work, and shall fully equip the demised premises with all trade equipment, lighting fixtures, furniture, operating equipment, furnishings, fixtures, floor coverings, exterior signs and any other equipment, necessary for the proper operation of Lessee's business to be conducted on the demised premises. Prior to commencing any work, however, Lessee shall submit to Lessor, for Lessor's approval, all plans and specifications of contemplated renovations. Lessee shall also deliver to Lessor copies of all permits, approvals and certificates of occupancy, when obtained.

6.       USE OF PREMISES.

         Lessee shall use and occupy the demised premises for any use permitted or allowed under applicable regulation of any municipal, state or federal governmental authority.

7.       FLOOR LOADS.

         Lessee shall not place a load upon the floor of the demised premises exceeding the floor load
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per square foot area which such floor was designed to carry and which is allowed by law. Lessor reserves the right to prescribe reasonable regulations with respect to weight of all machinery which must be placed, so as to distribute the weight. Lessee's machines and mechanical equipment shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent vibration, noise and annoyances.

         Lessor agrees that in any leases with other tenants in the building, executed after the date hereof, he will impose the same requirements as herein contained and will use his reasonably best efforts to cause other tenants to comply with the conditions. Lessor shall not, however, be required to institute legal proceedings to enforce such compliance. Any dispute with respect to Lessee's compliance herewith or Lessor's efforts to prevent tenants from causing vibration, noise or annoyances, shall be determined by arbitration, in accordance with the provisions of this Lease.

8.       COMMON AREAS.

         Lessee shall have the right to use the common areas and facilities in or about the building of which the demised premises are a part, in common with other tenants of said building. All such common areas and facilities which Lessee may be permitted to use are to be used under a revocable license, and if any such license be removed, or if the amount of such areas be changed or diminished, Lessor shall not be subject to any liability, nor shall Lessee be entitled to any compensation or diminution or abatement of rent, nor shall revocation or diminution of such areas be deemed constructive or actual eviction.

         All common areas and other facilities in, about or appurtenant to the building of which the demised premises are a part provided by Lessor shall be subject to the exclusive control and management of Lessor. Lessor shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level,
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location and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents and employees; to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking. Lessor shall operate and maintain the common facilities in such manner as Lessor, in his discretion, shall determine, provided, however, that the same shall not disturb Lessee's reasonable rights of ingress to and egress from the demised premises.

9.       COST OF MAINTENANCE OF COMMON AREAS.

         Lessee shall pay sixty percent (60%) of the operating costs of the common areas of and facilities in the building of which the demised premises are a part. "Operating costs" shall mean the total cost and expense incurred in operating and maintaining the common facilities, including, without limitation, gardening and landscaping, repairs, line painting, lighting, sanitary control, removal of snow, and the cost of personnel to implement such services, and in directing parking and policing the common facilities. "Common facilities and common areas", whether such terms are used individually or collectively, shall mean all areas, space, equipment, signs and special services, whether provided by Lessor or Lessee, for the common or joint use and benefit of the occupants of the building, their employees, agents, servants, customers and other invitees, including, without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian malls (enclosed or open), courts, stairs, ramps and sidewalks, comfort and first-aid stations, washrooms and parcel pick-up stations. Lessee shall be responsible for the removal of its own trash, rubbish, garbage and other refuse.

10.      UTILITIES.

         The Lessor represents that the demised premises are presently serviced by water, sewer, oil and electricity, but Lessor shall not be liable for any failure of any water supply or electric current or any service by any such utility.
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         The Lessee shall pay all charges for water, gas, electricity, light, heat, power and/or other services used or charges imposed in or about or supplied to the demised premises, and shall indemnify the Lessor against any and all liability on such account.

11.      WAIVER OF DAMAGE.

         The Lessor shall not be liable for any damage or injury to any property or person (including death) resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the building of which the demised premises are a part, or from any pipes, appliances or plumbing works of the same, or from the street or subsurface, or from any other place, or from interference with light or other incorporeal hereditaments or easements, or by reason of the break or leakage or obstruction of the water or soil pipes, or any other leakage in or about said premises, however caused, except if due to the affirmative acts of the Lessor; nor for any damage or injury which may be sustained as a result of the carelessness, negligence or improper conduct on the part of the Lessee, or any other tenant, their agents, servants or employees.

12.      CONSTRUCTION OF ADDITIONAL FACILITIES.

         The Lessor, without liability of any kind to the Lessee, at any time, may construct additional buildings and change, alter, remodel or remove any of the improvements, or enlarge or reduce the parking area of the demised premises, or alter, change or add to said premises, close off, enlarge or decrease the size or change the location of any skylight, window, door or opening in or about said premises, or said additional buildings, provided that, at all times, there shall be provided a public entry way to said premises, and provided, further, that the same does not interfere with Lessee's use of said premises and its parking rights in any way whatsoever, and shall not disturb Lessee's reasonable rights of ingress to and egress from the demised premises.
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13.      LESSOR'S RIGHT OF ENTRY.

         The Lessor, his agents and representatives, at all reasonable times, may enter the demised premises for the purpose of (i) inspection thereof, (ii) making repairs, replacements, alterations or additions to the same, without imposing any obligation upon the Lessor hereunder, and (iii) exhibiting said premises to prospective tenants, purchasers, or other persons.

14.      REPAIRS.

         The Lessor, at his sole cost and expense, shall maintain and keep in good condition, the roof, exterior and supporting walls of the building housing the demised premises, and the Lessee shall, at his sole cost and expense, effectuate major maintenance and repairs on the heating system, electrical, plumbing, sewer, water supply and any air-conditioning systems, except compressor, and power plant for heating system within the demised premises. In addition, the Lessee, at his sole cost and expense, whether the same shall be the property of the Lessee or Lessor, shall promptly repair and at all times maintain in good condition the interior of the demised premises, including any office, and shall make all other repairs to the interior thereof, including those necessary on the electrical fixtures, equipment, electrical installation, plumbing and plumbing equipment, heating and air-conditioning equipment and fixtures, machinery, hardware, interior painting and decorations of every kind, all door and window screens, and replace all broken or damaged glass, including window glass and plate glass. All such repairs and replacements shall be made only by persons approved, in advance, by the Lessor.

15.      STRUCTURAL CHANGES/ALTERATIONS.

         The Lessee shall make no structural changes or major interior changes or alterations to the demised premises, or to the building of which the demised premises are a part, without the express written consent of the Lessor, which consent shall not be unreasonably withheld.
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16.      FIRE CLAUSE.

         a. If the demised premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for occupancy, and such destruction or injury could reasonably be repaired within sixty (60) days from the happening of such destruction or injury, then Lessee shall not be entitled to surrender possession of the demised premises, nor shall Lessee's liability to pay rent under this Lease cease, without the mutual consent of the parties hereto, but in case of any such destruction or injury, Lessor shall repair the same with all reasonable speed and shall complete such repairs within sixty (60) days from the happening of such damage or injury, and if, during such period, Lessee shall be unable to use all or any portion of the demised premises, a proportionate allowance shall be made to Lessee from the rent, corresponding to the time during which and to the portion of the demised premises of which Lessee shall be so deprived of the use on account thereof.

         b. If such destruction or injury cannot reasonably be repaired within sixty (60) days from the happening thereof, Lessor shall notify Lessee within twenty (20) days after the happening of such destruction or injury whether or not Lessor will repair or rebuild. If Lessor elects not to repair or rebuild, this Lease shall be terminated. If Lessor shall elect to repair or rebuild, Lessor shall specify the time within which such repairs or reconstruction will be completed, and Lessee shall have the option, within ten (10) days after the receipt of such notice, to elect either to terminate this Lease and further liability hereunder or to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or injury until the demised premises are restored to their former condition. In the event Lessee elects to extend the term of this Lease, Lessor shall restore the demised premises to their former condition within the time specified in the notice, and Lessee shall not be liable to pay rent for the period from the time of such destruction or injury until the demised premises are so restored to their former
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condition.

         c. Both the Lessor and Lessee hereby waive and relinquish any and all rights which each may have against the other on account of any claims for damages resulting from a loss to property owned by the other, it being the sole intention of the parties to eliminate the right of either party to a subrogation of his own rights to his insurance company.

17.      INSURANCE.

         During the term of this Lease, and any renewal thereof, the Lessor shall carry and maintain on the entire building of which the demised premises are a part, in amounts sufficient, in the sole opinion of Lessor, to adequately protect the interests of the Lessor and Lessee, and the Lessee shall pay to Lessor, as additional rent, sixty percent (60%) of the annual premiums for, the following types of insurance:

         a. All inclusive fire and extended coverage insurance covering said premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage", so-called, in amounts sufficient, in the opinion of the Lessor, to prevent the Lessor or the Lessee from becoming co-insurer under the terms of the applicable policies.

         b. Comprehensive public liability insurance, including property damage, insuring the Lessor and the Lessee against liability for injury to persons or property occurring in or about said premises or arising out of the ownership, maintenance, use or occupancy thereof.

         c. Rent or rental value insurance against loss of rent or rental value due to fire, including extended coverage endorsement, in an amount equal to the annual rent for said premises, plus the estimated amount of real estate taxes payable thereon.

         All policies of insurance (except liability insurance) shall provide, by endorsement, that any loss shall be payable to the Lessor, Lessee, or any Mortgagee, as their respective interests may
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appear.

18.      SIGNS, ETC.

         Lessee shall not permit, allow or cause to be erected, installed, maintained, painted or displayed on, in or at the demised premises, or any part thereof, any exterior or interior signs, lettering, placards, announcements, decoration, advertising media or advertising material of any kind whatsoever, visible from the exterior of said premises, without the prior written approval of the Lessor, provided, however, that, subject to compliance with all other applicable provision hereof, Lessee may display merchandise and advertising media within said premises. Lessee shall not permit, allow or cause to be used in or at said premises any advertising media or device, such as phonographs, radios, public address systems, sound production or reproduction devices, mechanical or moving display devices, motion pictures, television devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices, or any similar devices, the effect of which shall be visible or audible from the exterior of said premises.

         In all respects, the Lessee shall comply with any and all applicable rules and regulations concerning the erection and maintenance of signs within the Town of Brookfield, and shall pay for all costs connected with the obtaining of any necessary permits relative thereto.

19.      ACCEPTANCE OF PREMISES.

         The Lessee shall examine the demised premises before taking possession, and the Lessee's entry into possession shall constitute conclusive evidence that, as of the date thereof, said premises were in good order and satisfactory condition.

20.      MAINTENANCE OF PREMISES AND ABUTTING AREAS.

         Lessee shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about the demised premises which shall cause or be likely to cause injury
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or damage to any person or to said premises or to the sidewalks and pavements adjoining the building of which the demised premises are a part. Lessee, at all times, shall keep said demised premises, and its appurtenances, in a neat and orderly condition and clean and free from rubbish, dirt and other miscellaneous items and accumulations.

21.      NUISANCES.

         The Lessee shall not permit, allow or cause any noxious or disturbing odors, fumes, gas, noise or any smoke, dust, steam or vapors, or conduct sound or cause vibration to originate in or to be emitted from the demised premises. The Lessee will be manufacturing and bottling inks on the premises.

22.      RODENTS, ETC.

         The Lessee shall keep the demised premises clear and free of rodents, bugs, vermin and, at the request of the Lessor, Lessee shall participate and cooperate in carrying out any program of extermination that Lessor may reasonably direct, and the Lessee shall bear the reasonable cost thereof, regardless of whether or not any portion of the demised premises shall have been sublet by Lessee.

23.      HOUSEKEEPING.

         The Lessee shall not use or permit the use of any portion of the demised premises as sleeping or living quarters or as lodging rooms, or keep or harbor therein any live animals, fish or birds, or use the same for any illegal purpose. Lessee shall not permit, allow or cause any sinks, toilets or urinals in said premises to be used for any purpose except that for which they were designed and installed, and the expense of repairing any breakage or damage or removal of any stoppage resulting from a contrary use thereof shall be paid by Lessee. Lessee shall maintain the windows in a clean, neat and orderly condition, and keep the glass thereof clean, and shall store all trash, rubbish and
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garbage within said premises, and shall provide for the prompt and regular removal thereof for disposal outside the area of the demised premises or as directed by the Lessor. Lessee shall not burn or otherwise dispose of any trash, waste, rubbish or garbage in or about the demised premises. Lessee agrees to permit no waste of the property, but on the contrary, to take good care of same and, upon termination of this Lease, to surrender possession of same, without notice, in as good condition as at the commencement of the term or as they may be put in during the term, as reasonable use thereof will permit. Lessee shall have the right to place and maintain an outside dumpster.

24.      OPTION TO RENEW.

         The Lessee shall have the right and option of extending this Lease for one (1) further successive term of five (5) years, subject to all the terms, covenants and conditions of this Lease, upon Lessee notifying Lessor, in writing, of his election to renew, at least six (6) months prior to the expiration of the original term of this Lease.

         However, during each of said renewal terms, Lessee agrees to pay to Lessor an annual rental as follows:

         A. Commencing September 1, 2003 through August 31, 2004, the fixed minimum annual rental shall be SIXTY-SIX THOUSAND AND 00/00 ($66,000.00) DOLLARS, payable in monthly installments of FIVE THOUSAND FIVE HUNDRED AND 00/00 ($5,500.00) DOLLARS.

         B. Commencing September 1, 2004 and annually thereafter, the fixed minimum annual rental shall be computed as follows:

         a. "The United States Bureau of Labor Statistics Price Items For The City Of New York", hereinafter Index For All referred to as the "Index", shall be used to determine the annual rent payable to Lessor during the renewal terms.

         b. The Index for the average first six (6) months of the original term or first renewal term of this Lease, as the case may be, shall be used as a denominator; the Index for the average last six (6) months of such original term or first renewal term shall be used as a numerator; this fraction shall be multiplied by the fixed minimum annual rent paid during the term being renewed. The resulting amount shall be the amount of the annual rent payable during the renewal term in question, except that it shall not be less than the fixed minimum annual rent paid during the term being renewed.

25.      SECURITY DEPOSIT.

         Lessee, upon or prior to the execution hereof, has deposited with the Lessor the sum of FOUR THOUSAND FIVE HUNDRED DOLLARS ($4,500.00), receipt of which is hereby acknowledged by the Lessor, as security for the faithful performance and observance by Lessee of the terms, provisions and conditions of this Lease. It is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of minimum and/or additional rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any minimum and/or additional rent or any other sum as to which Lessee is in default, or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Lessor.

         In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Lessee at the expiration of the term of this Lease, or any renewal thereof, and after delivery of entire possession of the demised premises to the Lessor.

26.      LESSOR'S COVENANTS.

         Lessor covenants and warrants that he is the owner of the demised premises and the property of which they are a part, has full right and authority to execute and perform this Lease and to grant the estate demised herein, and covenants that the Lessee, on performance of his obligations hereunder, shall peaceably and quietly hold and enjoy the demised premises throughout the term of this Lease or any renewal thereof.

27.      EMINENT DOMAIN.

         The parties hereto agree that should the demised premises, or any substantial part thereof, be taken or condemned by a competent authority for public or quasi-public use, then, and in such event, this Lease shall cease and terminate and come to an end as of the time of such actual taking, and the rent shall be paid up to such time of actual taking, and, then and thenceforth, all obligations of the parties hereunder, the one to the other, shall cease and terminate. It is expressly agreed that the Lessee shall not be entitled to any part or award by way of condemnation appeal therefrom, or settlement which may be obtained by the Lessor as a result of such taking, except any award for Lessee's fixtures and equipment, nor shall the Lessee have any right to appear as a party in any condemnation proceeding or appeal therefrom. Nothing herein contained, however, shall preclude the Lessee from seeking a separate award for Lessee's relocation expenses and the like.

28.      CONDUCT OF LESSEE.

         Lessee, at all times, shall fully and promptly comply with all laws, ordinances, orders and regulations of any lawful authority having jurisdiction of the demised premises, which shall relate to the cleanliness, safety, occupation and use of said premises, and the nature, character and manner of operation of the business conducted in or at said premises, or the adoption or use of any sales promotion devices or practices as shall attempt to mislead or deceive the public, or which, directly or indirectly, would attempt to detract from or impair the reputation or dignity of said business, said premises or the general reputation or dignity of any business of others conducted in the entire building of which the demised premises are a part.

29.      ASSIGNMENT AND SUBLETTING.

         Lessee shall not assign, or in any manner transfer, this Lease or any estate, interest or benefit therein, or sublet the demised premises, or any part or parts thereof, or permit the use of the same, or any part thereof, by anyone other than the Lessee, without the prior written consent of the Lessor, which will not be unreasonably withheld. Consent by the Lessor to any assignment or transfer of interest under this Lease or subletting of said premises, or any part thereof, shall be limited to the instance stated, and such written consent shall not constitute consent to any other assignment, transfer of interest or subletting, nor shall such consent relieve the Lessee of any of his obligations hereunder.

30.      BANKRUPTCY.

         If, at any time during the term hereby demised, a petition shall be filed in bankruptcy by or against the Lessee, or if the Lessee shall make an assignment for the benefit of creditors, or a receiver shall be appointed over the assets of the Lessee, whether by voluntary or involuntary act, or if an attachment, lien or execution shall be levied upon the assets of the Lessee located in the demised premises, and such attachment shall not be released within thirty (30) days after levy, then, upon the happening of any of the aforesaid events and at the option of the Lessor, this Lease shall expire and terminate with the same force and effect as if the time of the happening of any such event were the date fixed herein for the expiration of the term of this Lease. It is further stipulated and agreed that in the event of the termination of the term of this Lease by the happening of any such events, Lessor shall forthwith, upon such termination, and any other provision of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the term hereby demised and the then cash rental value of the demised premises for such unexpired portion of the term hereby demised, unless the statute which governs or shall govern the proceeding in which such damages are to be proved limits or shall limit the amount of such claim capable of being so proved, in which case, the Lessor shall be entitled to prove as and for liquidated damages an amount equal to that allowed by and under any such statute. The provisions of this paragraph shall be without prejudice to the Lessor's right to prove, in full, damages for rent accrued prior to the termination of this Lease, but not paid. The provisions of this Lease shall be without prejudice to any rights given to Lessor by any pertinent statute to prove for any amounts allowed thereby.

         In making any such computation, the then cash rental value of the demised premises shall be deemed, prima facie, to be the rental realized upon any reletting, if such reletting can be accomplished by the Lessor within a reasonable time after such termination of this Lease, and the then present cash value of the future rents hereunder reserved to the Lessor for the unexpired portion of the term hereby demised shall be deemed to be such sum, invested at the rate of six percent (6%) simple interest, as will produce the future rent over the period of time in question.

31.      LESSEE'S DEFAULT.

         The happening of any one or more of the following listed events (hereinafter referred to as "Event of Default"), shall constitute a breach of this Lease on the part of the Lessee:

         a. The failure of the Lessee to pay any rent payable hereunder, including, but not limited to, any additional rent or payments of money required hereunder, and the continued failure to pay the same for ten (10) days or more after mailing of written notice of such failure by Lessor; and

         b. The failure of the Lessee to fully and promptly perform any act required of him in the performance of this Lease or to otherwise comply with any term or provision hereof, within a reasonable time after mailing of written notice of such failure by Lessor.

         Upon the happening of any Event of Default, Lessor, if he shall elect, may (i) collect each installment of rental hereunder as and when the same matures, or (ii) Lessor, or any other person by his order, may re-enter the demised premises without process of law and without being liable to any prosecution therefor, and may either elect to terminate this Lease, or if the Lessor desires not to terminate this Lease but to terminate the right to possession and occupancy and relet the demised premises to any person, firm or corporation, as the agent of the Lessee or otherwise, for whatever rent he shall obtain, apply the avails of such reletting first to the payment of such expenses as the Lessor may incur in the re-entering and reletting of the same and then to the payment of the rent due hereunder and the fulfillment of Lessee's covenants, and pay over to the Lessee the balance, if any; and in case of its deficiency, the Lessee shall remain liable therefor. Lessee agrees to pay a reasonable attorney's fee and all costs, if it becomes necessary for Lessor to employ an attorney to collect any of the rent or enforce any of the provisions of this Lease, and any other cost of retaking or reletting said premises, including, but not limited to, the payment of a commission for brokerage.

32.      ARBITRATION.

         Any and all disputes, disagreements, claims or questions arising out of this Lease or from the breach hereof shall be submitted to arbitration in Brookfield, Connecticut, pursuant to and in accordance with the rules and procedures of the American Arbitration Association then appertaining, and any judgment upon the award rendered may be entered in the Court of the forum, state or federal, having jurisdiction. It is mutually agreed that the decision of the arbitrators shall be a condition precedent to any right of legal action that either party may have against the other.

33.      WAIVER OF SUMMARY PROCESS.

         And it is further agreed between the parties hereto that whenever this Lease shall terminate, either by lapse of time or by virtue of any of the express stipulations herein, the Lessee waives all right to any notice to quit possession, as prescribed by the statute relating to summary process.

34.      HOLDING OVER.

         And it is further agreed that in case the Lessee shall, with or without the written consent of the Lessor endorsed hereon or on a duplicate hereof, at any time hold over the demised premises beyond the period herein specified as the termination of this Lease, then the Lessee shall hold said premises upon the same terms and under the same stipulations and agreements as are in this Lease contained, and no holding over by the Lessee shall operate to renew this Lease, nor to create any tenancy.

35.      NOTICES.

         Any and all notices or the exercise of any option rights called for or required by any provision of this Lease, unless specifically described herein, shall be in writing, and shall be delivered to the respective parties by certified mail, return receipt requested, at the following addresses:

         c.       To the Lessor:            Modern Realty Associates
                                                     c/o Thomas G. Taylor
                                                     Tower Realty Corp.
                                                     P. O. Box 5242
                                                     Brookfield, CT 06804

         B.       To the Lessee:            Trident International, Inc.
                                                     c/o J. Leo Gagne
                                                     1114 Federal Road
                                                     Brookfield, CT 06804

         Such addresses may be changed by either party by notifying the other party in the manner required for notice.

36.      WAIVER.

         The failure of the Lessor to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred to any one or more instance, shall not be construed as a waiver or relinquishment of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

37.      SUBORDINATION.

         It is further agreed that this Lease shall not be a lien against the demised premises in respect to any mortgages that are now or hereafter may be placed against said premises, and the recording of such mortgage or mortgages shall have preference and precedence, regardless of the date of record. Lessor will, however, attempt, in good faith, to secure a non-disturbance agreement from any future mortgagee. Lessee further agrees to execute any document requested by Lessor to evidence or further effectuate this provision of this Lease, and failing such execution, Lessee shall be liable to Lessor for all damages, including reasonable attorney's fees, incurred by Lessor as a result of such refusal. The term "mortgage" shall include each and every form and type of security instrument. It is further understood and agreed that reference to the execution of an additional instrument or evidence of subordination is not necessary for this subordination to be effective.

38.      BROKER.

         The Lessee represents, to the best of its knowledge, that Tower Realty Corp. was the procuring cause of this Lease and that no other brokers or agents participated in bringing it about, and the Lessor, in reliance thereon, hereby agrees to pay a commission for such services in an amount and in the manner agreed upon between said broker and the Lessor.

39.      BINDING EFFECT.

         This Lease, together with any and all addenda or amendments hereto, shall inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors or assigns (provided that any assignment by the Lessee shall be effective only if made in strict accordance with the terms of this Lease).

                                               Signature page follows.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.


                                       LESSOR:

                                       /s/ Thomas G. Taylor
                                       ----------------------------------------
                                       THOMAS G. TAYLOR

                                       /s/ Gordon E. Taylor
                                       ----------------------------------------
                                       GORDON E. TAYLOR

                                        /s/ John D. Gervasoni
                                       ----------------------------------------
                                       JOHN D. GERVASONI
                                       all d/b/a Modern Realty Associates

                                       LESSEE:

                                       TRIDENT INTERNATIONAL, INC.

                                       By: /s/ J. Leo Gagne
                                           ------------------------------------
                                          J. Leo Gagne, Vice President
                                          duly authorized

         This lease is subject to completion of the following items:

1. Final zoning approval by Brookfield Zoning Department
2. Satisfactory removal of underground oil tank and installation of double wall, above ground oil tank.
3. Clean up of yard to Lessee's satisfaction.
4. Replacement of overhead door at Lessor's expense.
5. Repair of roof at Lessor's expense.

Lease is cancelable if not completed within 90 days.